Exhibit 10.1

Guarantee

April 30, 2014

To:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

as Lender

Reference is made to the credit facility agreement (kinsen shohi taishaku keiyakusho) (the “Credit Facility Agreement”) dated as of February 27, 2014 among Suntory Holdings Limited, as borrower (the “Borrower”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as lender (together with any party who has become a lender in accordance with Article 24 or Article 25 of the Credit Facility Agreement, collectively, the “Lender”). Capitalized terms used but not otherwise defined herein are used with the meanings assigned to them in the Credit Facility Agreement.

Beam Suntory Inc. (the “Guarantor”) hereby irrevocably and unconditionally jointly and severally guarantees (rentai hosho) with the Borrower the Guaranteed Obligation (honken hi-hosho saimu) defined in paragraph 2 of Article 22 of the Credit Facility Agreement to and for the benefit of the Lender.

The Guarantor hereby confirms and agrees that it shall, on and after the date hereof, be bound by this Guarantee as well as the Credit Facility Agreement as a Guarantor (hosho nin) under the Credit Facility Agreement. This Guarantee is a continuing guarantee and will extend to the ultimate balance of the Guaranteed Obligation, regardless of any intermediate payment, discharge in part, or amendment of the Credit Facility Agreement in accordance with Article 23 thereof. The Guarantor hereby confirms that it has received a copy of the Credit Facility Agreement by the Borrower, has reviewed it and hereby confirms its understanding of the terms and conditions thereof.

The Guarantor hereby represents and warrants to the Lender that the matters set out in Article 18 of the Credit Facility Agreement (only with respect to the matters regarding the Guarantor) are true as of the date hereof.

This Guarantee is governed by Japanese law and any dispute arising in connection with this Guarantee shall be submitted to the non-exclusive jurisdiction of the Tokyo District Court in the first instance.

This Guarantee has been executed and delivered on the date stated at the beginning of this letter.

The Guarantor (hosho-nin)

/s/ William Lindquist

Acknowledged and agreed:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Lender

/s/ Nobuyuki Hirano